Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139733 on Form S-8 of our report dated September 25, 2009, relating to the financial statements and supplemental schedules of the Bank of North Carolina Savings and Profit Sharing Plan and Trust, appearing in this Annual Report on Form 11-K of BNC Bancorp for the year ended May31, 2009.

CHERRY, BEKAERT & HOLLAND, L.L.P.

Raleigh, North Carolina

September 25, 2009